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                                     [LETTERHEAD]


August 28, 1998




Office of the Chief Accountant
Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Enclosed is the notice of our resignation as principal accountants of Olympic Cascade Financial Corporation effective August 26, 1998. This notice includes our agreement with the Company's statements under Item 4 of its Form 8-K for August 26, 1998.

Please contact us if we may be of further assistance.

Yours very truly,



/s/ Edward C. Drosdick,
Edward C. Drosdick, for
MOSS ADAMS LLP


c:          Robert Daskal, Olympic Cascade Financial Corporation


Enclosure

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